Exhibit 10.21

INDEMNIFICATION AGREEMENT

This Agreement is made as of the _____ day of _______, 2006, by and between Vonage Holdings Corp., a Delaware corporation (the “Corporation), and _______________ (the “Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited, and

WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors and officers, and

WHEREAS, the Indemnitee does not regard the protection available under the Corporation’s Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director or officer without adequate protection, and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

1.             Agreement to Serve.  The Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.

2.             Definitions.  As used in this Agreement:

(a)           The term “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing more than 50% of the total voting power represented by the Corporation’s then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of related transactions) all or substantially all of the Corporation’s assets.

(b)           The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan).

(c)           References to the “Corporation” shall include, in addition to Vonage Holdings Corp., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Vonage Holdings Corp. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if the Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)           The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with actions, suits, proceedings, alternative dispute resolution mechanisms, hearings, inquiries or investigations, including any costs or expenses incurred defending, being a witness in or participating in, or preparing to defend, to be a witness in or to participate in, such actions, suits, proceedings, alternative dispute resolution mechanisms, hearings, inquiries or investigations, including any federal, state, local or foreign taxes imposed on the Indemnitee as a result of actual or deemed receipt of payments for the foregoing, but shall not include the amount of judgments, fines or penalties against the Indemnitee or amounts paid in settlement in connection with such matters.

(e)           References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(f)            The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, hearing, inquiry, investigation or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(g)           The term “Special Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past three years has been, retained to represent:  (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Special Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h)           The term “Voting Securities” shall mean any securities of the Corporation that vote generally in the election of directors.

3.             Indemnity of Indemnitee.  Subject to Sections 6, 7 and 9, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is a witness or participant in or otherwise involved with) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time).  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently hereunder, the Indemnitee shall enjoy the greater benefits so afforded by such change without any further action by the Corporation.  In furtherance of the foregoing and without limiting the generality thereof:

(a)           Indemnification in Third-Party Proceedings.  The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 6 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, liabilities, losses, judgments, fines, ERISA taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b)           Indemnification in Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(b) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made under this Section 3(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

4.             Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 6), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.  Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

5.             Indemnification for Expenses of a Witness.  To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

6.             Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 10, the Corporation shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless (a) the initiation thereof was approved by the Board of Directors of the Corporation or (b) the Proceeding was commenced following a Change in Control.  Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

7.             Notification and Defense of Claim.  As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought.  With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.  After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 7.  The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.  The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

8.             Advancement of Expenses.  In the event that the Corporation does not assume the defense pursuant to Section 7 of any Proceeding of which the Corporation receives notice under this Agreement, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement.  Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.  Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest-free.  The parties agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such advancement that are certified by affidavit of the Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

9.             Procedures.

(a)           In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses.  Any such indemnification or advancement of Expenses shall be made as soon as practicable after written demand by the Indemnitee therefor is presented to the Corporation, and in any event within (i) in the case of indemnification under Sections 4, 5 or 9(d) or advancement of Expenses, 20 business days after receipt by the Corporation of the written request of the Indemnitee, or (ii) in the case of all other indemnification, 45 business days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under this clause (ii) the Corporation determines, by clear and convincing evidence, within the 45 business-day period referred to above that the Indemnitee did not meet the applicable standard of conduct.  Such determination, and any determination that advanced Expenses must be repaid to the Corporation, shall be made as follows:

                                                (x)            if a Change in Control shall have occurred, by Special Independent Counsel in a written opinion to the Board of Directors of the Corporation, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Directors of the Corporation, in which case the determination shall be made in the manner provided below in clauses (y)(1) or (y)(2)).

                                                (y)           in all other cases, in the discretion of the Board of Directors of the Corporation, (1) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (3) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, or (4) by the stockholders of the Corporation.

(b)           In the event that a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Special Independent Counsel, the Special Independent Counsel shall be selected as provided in this Section 9(b).  The Special Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation.  The party making the determination shall give written notice to the other party advising it of the identity of the Special Independent Counsel so selected.  The party receiving such notice may, within seven days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection.  Such objection may be asserted only on the ground that the Special Independent Counsel so selected does not meet the requirements of “Special Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Special Independent Counsel.  If a written objection is made, the Special Independent Counsel so selected may not serve as Special Independent Counsel unless and until a court has determined that such objection is without merit.  If, within 20 business days after submission by the Indemnitee of a written request for indemnification, no Special Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this paragraph either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Special Independent Counsel and/or for the appointment as Special Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Special Independent Counsel.  The Corporation shall pay the reasonable and necessary fees and expenses of Special Independent Counsel incurred in connection with its acting in such capacity.  The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this paragraph, regardless of the manner in which such Special Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding pursuant to Section 10 of this Agreement, any Special Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)           The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(d)           The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification), and the Corporation hereby indemnifies the Indemnitee therefrom.

10.           Remedies.  The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable periods referred to in Section 9.  Unless otherwise required by law, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  Indemnitee’s Expenses (including attorneys’ fees) reasonably incurred in connection with any action instituted by the Indemnitee to enforce or interpret its right to indemnification, in whole or in part, shall also be indemnified by the Corporation, regardless of whether the Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous;

provided, however, that until such final judicial determination is made, the Indemnitee shall be entitled under Section 8 to advancement of Expenses with respect to such action.

11.           Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement to which the Indemnitee is entitled.

12.           Subrogation.  In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

13.           Contribution.

(a)           If the indemnification provided for in this Agreement for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any Expenses, losses, claims, damages or liabilities referred to herein, then the Corporation, in lieu of indemnifying the Indemnitee hereunder, shall contribute to the amount paid or payable by the Indemnitee as a result of such Expenses, losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the Indemnitee in connection with the action or inaction which resulted in such Expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  In connection with the registration of the Corporation’s securities, the relative benefits received by the Corporation and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Corporation and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Corporation and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The Corporation and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with the registration of the Corporation’s securities, in no event shall the Indemnitee be required to contribute any amount under this Section 13 in excess of the lesser of (i) that proportion of the total securities sold under such registration statement which is being sold by the Indemnitee or (ii) the proceeds received by the Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

14.           Notice to Insurers.  If, at the time of the receipt by the Corporation of a notice of a claim for indemnification or advancement of Expenses by the Indemnitee, the Corporation has liability insurance in effect which may cover such claim, the Corporation shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such polices.

15.           Mutual Acknowledgment.  Both the Corporation and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  The Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify the Indemnitee.

16.           Liability Insurance.  To the extent the Corporation maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, the Indemnitee shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favorably insured of the Corporation’s directors, if the Indemnitee is a director; or of the Corporation’s officers, if the Indemnitee is not a director of the Corporation but is an officer.

17.           Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation.  Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

18.           No Special Rights.  Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

19.           Savings Clause.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, liabilities, losses, judgments, fines, ERISA taxes and penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

20.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

21.           Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives.  The Corporation shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent of fiduciary (as applicable) of the Corporation or of any other enterprise at the Corporation’s request.

22.           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23.           Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

24.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)           if to the Indemnitee, to:[  ]

(b)           if to the Corporation, to:

Vonage Holdings Corp.

23 Main Street

Holmdel, New Jersey 07733

Attn:  [_______]

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

25.           Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.  The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought.  Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the General Corporation Law, as so amended, or by such other Delaware law, as so enacted.

26.           Enforcement.  The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

27.           Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.  For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-laws.

28.           Consent to Suit.  In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware in and for New Castle County.  The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware in and for New Castle County, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue.  The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction.  Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VONAGE HOLDINGS CORP.

Name:
Title:

INDEMNITEE: